Exhibit 99(h)

Delaware Enhanced Global Dividend and Income Fund
(a Delaware business trust)

Common Shares of Beneficial Interest
(No Par Value)

FORM OF PURCHASE AGREEMENT

June [•], 2007

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

A.G. Edwards & Sons, Inc.

Robert W. Baird & Co. Incorporated

Ferris, Baker Watts, Incorporated

Janney Montgomery Scott LLC

Ladenburg Thalmann & Co. Inc.

Oppenheimer & Co. Inc.

Wedbush Morgan Securities Inc.

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Delaware Enhanced Global Dividend and Income Fund, a Delaware statutory trust (the “Fund”), and the Fund’s investment adviser, Delaware Management Company (the “Investment Adviser”), a series of Delaware Management Business Trust, a Delaware statutory trust, confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporated, Ferris, Baker Watts, Incorporated, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Oppenheimer & Co. Inc., Wedbush Morgan Securities Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporated, Ferris, Baker Watts, Incorporated, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Oppenheimer & Co. Inc. and Wedbush Morgan Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of beneficial interest, no par value, of the Fund (“Common Shares”) set forth in said Schedule A, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Common Shares to cover overallotments, if any.  The aforesaid [•] Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-142103 and No. 811-22050) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A (the “1940 Act Notification”) of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”).  Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations.  The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.”  Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Fund and the Investment Adviser.  The Fund and the Investment Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] p.m. (Eastern time) on June [•], 2007 or such other time as agreed by the Fund and Merrill Lynch.

“Rule 482 Statement” means a document that contains the number of securities issued, the offering price and any other information, prepared in accordance with the provisions of Rule 482 of the 1933 Act.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the Rules and Regulations relating to the payment of filing fees thereof.

(ii)                                  Independent Registered Public Accounting Firm.  The independent registered public accounting firm who certified the financial statements included or incorporated by reference in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act, 1940 Act and the Rules and Regulations.

(iii)                               Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly in all material respects the financial position of the Fund at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

(iv)                              Expense Summary.  The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(v)                                 No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(vi)                              Good Standing of the Fund.  The Fund is a statutory trust duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly registered and qualified as a foreign business trust to transact business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(vii)                           No Subsidiaries.  The Fund has no subsidiaries.

(viii)                        Investment Company Status.  The Fund is duly registered under the 1940 Act as a closed-end, diversified management investment company and the 1940 Act Notification has been duly filed with the Commission and, at the time of filing thereof and any amendment or supplement thereto, conformed with all applicable provisions of the 1940 Act and the Rules and Regulations, and no order of suspension or revocation of such registration has been issued or proceedings therefore initiated or threatened by the Commission.  The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the terms and conditions of the 1933 Act and the 1940 Act.

(ix)                                Officers and Trustees.  No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”).  Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(x)                                   Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Prospectus.  All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.  No holder of the Securities will be subject to personal liability by reason of being such a holder.

(xi)                                Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, except as provided for in the Fund’s Declaration of Trust.  The Securities conform in all material respects to all statements relating thereto contained in the

Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund.  No holders of the Securities have rights to the registration of the Securities under the Registration Statement.

(xii)                             Absence of Defaults and Conflicts.  The Fund is not in violation of its Declaration of Trust or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or governmental agency, body or official having jurisdiction over the Fund, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, bond, debenture, note, loan or credit agreement, lease or other agreement or instrument or any other evidence of indebtedness or in any contract required to be included as an exhibit to the Registration Statement (each, a “Material Fund Agreement”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Transfer Agency Agreement, the Custody Agreement and [other agreements] referred to in the Registration Statement (as used herein, the “Investment Advisory Agreement,” the “Administration Agreement,” the “Transfer Agency Agreement,” the “Custody Agreement” and the “[other agreements,” respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, such agreements, nor will such action result in any violation of the provisions of the Declaration of Trust or by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiii)                          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund or its properties, which is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(xiv)                         Possession of Intellectual Property.  The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how

(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund or proposed to be operated by them immediately following the offering of the Securities, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.

(xv)                            Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xvi)                         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or state securities laws.

(xvii)                      Possession of Licenses and Permits.  The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus except where the failure so to possess would not reasonably be expected to singly or in the aggregate, result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses except where the failure so to possess would not reasonably be expected to singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect except where the failure to be in full force and effect would not reasonably be expected to singly or in the aggregate, result in a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xviii)                   Advertisements.  All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”), whether in printed, recorded or electronic form, for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD and no such sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xix)                           Subchapter M.  At all times since its inception, as required by Subchapter M of the Code, the Fund has complied with the requirements of Subchapter M and intends to qualify as a regulated investment company under the Code.

(xx)                              Distribution of Offering Materials.  The Fund has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus, the Statutory

Prospectus, the General Disclosure Package, the Rule 482 Statement, if any, or other materials, if any, permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

(xxi)                           Accounting Controls.  The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment policies and restrictions of the Fund and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii)                        Absence of Undisclosed Payments.  Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxiii)                     Material Agreements.  The execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly and validly authorized by all requisite action on the part of the Fund, and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms.  Each of the Fund Agreements and the Fund’s and the Investment Adviser’s obligations under this Agreement and each of the Fund Agreements comply with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(xxiv)                    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxv)                       NYSE Listing.  The Securities have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange (“NYSE”) and the Registration Statement on Form 8-A under the 1934 Act is effective.

(xxvi)                    Taxes.  The Fund has filed all tax returns required to be filed, which returns are complete and correct, and the Fund is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(xxvii)                 Trustee Insurance.  The Fund’s trustees and officers/errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Prospectus and General Disclosure Package.

(xxviii)              Disclosure Controls and Procedures.  The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(xxix)                      Sarbanes-Oxley Certifications.  There is and has been no failure on the part of the Fund and any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications of the Fund.

(xxx)                         Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, Prospectus or General Disclosure Package are based on or derived from sources that the Fund believes to be reliable and accurate.

(xxxi)                      Foreign Corrupt Practices Act.  Neither the Fund nor any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Fund or any of its subsidiaries, if any, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)                   Money Laundering Laws.  The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxxiii)                OFAC.  Neither the Fund nor to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, if any, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)               Market Stabilization Activities.  Except as stated in this Agreement and in the Prospectus, the Fund has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Common Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(b)                                 Representations and Warranties by the Investment Adviser.  The Investment Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the

Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

(i)                                     Good Standing of the Investment Adviser.  The Investment Adviser is duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ii)                                  Investment Adviser Status.  Delaware Management Business Trust, of which the Investment Adviser is a series, is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.  There does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Investment Adviser with the Commission.

(iii)                               Description of the Investment Adviser.  The description of the Investment Adviser in the Registration Statement, the Prospectus and the General Disclosure Package complied and comply with the provisions the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)                              Capitalization.  The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus, the General Disclosure Package and under this Agreement, the Investment Advisory Agreement, the Additional Compensation Agreement between the Investment Adviser and Merrill Lynch dated as of June [•], 2007 (the “Additional Compensation Agreement”) and the [•] [•] Agreement between the Investment Adviser and [•] dated as of June [•], 2007 (the “[•] [•] [•]Agreement” and, together with the Additional Compensation Agreement, the “Additional Compensation Agreement[s]”).

(v)                                 Authorization of Agreements; Absence of Defaults and Conflicts.  Each of this Agreement, the Investment Advisory Agreement and the Additional Compensation Agreement[s] has been duly authorized, executed and delivered by the Investment Adviser, and the Investment Advisory Agreement and the Additional Compensation Agreement[s] each constitute a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court in which any proceeding therefor may be brought; and neither the execution and delivery of this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s] nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the certificate of trust, the by-laws or other organizational documents of the Investment Adviser, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s] except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(vi)                              No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s].

(vii)                           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or threatened against or affecting the Investment Adviser or any “affiliated person” of the Investment Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement or the Additional Compensation Agreement[s], or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(viii)                        Absence of Violation or Default.  The Investment Adviser is not (i) in violation of its declaration of series, by-laws or other organizational documents where such violation or default would reasonably be expected to have a Material Adverse Effect on the Investment Adviser’s ability to function as an investment adviser or perform its obligations under the Advisory Agreement, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject where such violation or default would reasonably be expected to have a Material Adverse Effect on the Investment Adviser’s ability to function as an investment adviser or perform its obligations under the Advisory Agreement or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the NASD, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Investment Adviser.

(ix)                                Absence of Required Approvals and Conflicts.  Neither the execution, delivery or performance of this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s] by the Investment Adviser, nor the consummation by the Investment Adviser of the transactions contemplated hereby or thereby (A) requires the Investment Adviser to obtain any consent, approval, authorization or other order of or registration or filing with, the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts or will conflict with or constitutes or will constitute a breach of or a default under the declaration of trust or by-laws, or other organizational documents of the Investment Adviser or (B) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Investment Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject.  The Investment Adviser is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency.

(x)                                   Absence of Undisclosed Liabilities.  Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and the General Disclosure Package, the Investment Adviser has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, and that is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net assets or results of operations of the Investment Adviser and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or which, in each case, may reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s].

(xi)                                Permits and Licenses.  The Investment Adviser has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus; the Investment Adviser has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Investment Adviser under any such permit; and, except as described in the Prospectus or the General Disclosure Package, none of such permits contains any restriction that is burdensome to the Investment Adviser.

(xii)                             Market Stabilization Activities.  Except as stated in this Agreement and in the Prospectus or the General Disclosure Package, the Investment Adviser has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Common Shares, and the Investment Adviser is not aware of any such action taken or to be taken by any affiliates of the Investment Adviser.

(xiii)                          No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Additional Compensation Agreement[s].

(xiv)                         Control of Electronic Information.  In the event that the Fund or the Investment Adviser makes available any promotional materials intended for use only by qualified broker dealers and registered representatives thereof by means of a proprietary Internet web site administered by such party or similar electronic means, the Fund or the Investment Adviser will install and maintain pre-qualification and password protection or similar procedures which are reasonably designed to restrict access to such promotional materials by persons other than qualified broker dealers and representatives thereof.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                                Covenants.

(a)                                  The Fund and the Investment Adviser, jointly and severally, covenant with each Underwriter as follows:

(i)                                     Compliance with Securities Regulations and Commission Requests.  The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)                                  Filing of Amendments.  The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii)                               Delivery of Registration Statements.  The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)                              Delivery of Prospectuses.  The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)                                 Continued Compliance with Securities Laws.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(vi)                              Blue Sky Qualifications.  The Fund will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii)                           Rule 158.  The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)                        Use of Proceeds.  The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(ix)                                Listing.  The Fund will use its commercially reasonable best efforts to cause the Securities to be duly authorized for listing by the NYSE, prior to the date the Securities are issued.

(x)                                   Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (1) the Securities to be sold hereunder, or (2) Common Shares issued pursuant to any dividend reinvestment plan.

(xi)                                Reporting Requirements.  The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(xii)                             Subchapter M.  The Fund will continue to comply with the requirements of Subchapter M of the Code and qualify as a regulated investment company under the Code.

(xiii)                          No Manipulation of Market for Securities.  The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(xiv)                         Rule 462(b) Registration Statement.  If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses.  The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, independent registered public accounting firm and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Rule 482 Statement, if any, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any sales material.  Also, the Fund shall pay to Merrill Lynch, on behalf of the Underwriters $[•] per Common Share as partial reimbursement of expenses incurred in connection with the offering.  The amount paid by the Fund as this partial reimbursement to the Underwriters will not exceed [•]% of the total price to the public of the Common Shares sold in this offering.  The Fund’s Investment Adviser will reimburse the Fund’s organizational costs, and it has agreed to pay the Fund’s offering costs (other than sales load) that exceed $0.04 per Common Share.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and the Investment Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for Fund and the Investment Adviser.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Stradley, Ronon, Stevens & Young, LLP, counsel for the Fund and the Investment Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may state that insofar as such opinion involves factual matters, they have relied upon certificates of the officers of the Fund and certificates of public officials.

(c)                                  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in Exhibit B hereto.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d)                                 Officers’ Certificates.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or Managing Director of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Investment Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) with respect to the Investment Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Investment Adviser, whether or not arising in the ordinary course of business and (v)  no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

(e)                                  Independent Registered Public Accounting Firm’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young, LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)                                    Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Ernst & Young, LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)                                 Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)                                 No Objection.  The NASD has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)                                     Execution of Additional Compensation Agreement[s].  At Closing Time, Merrill Lynch shall have received the Additional Compensation Agreement, dated as of the Closing Date, as executed by the Investment Adviser.  At Closing Time, [•] shall have received the [•] [•] [•] Agreement, dated as of the Closing Date, as executed by the Investment Adviser.

(j)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificates.  Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or Managing Director of the Investment Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinions of Counsel for the Fund and the Investment Adviser.  The favorable opinion of Stradley, Ronon, Stevens & Young, LLP, counsel for the Fund and the Investment Adviser, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of Counsel for the Underwriters.  The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Bring-down Comfort Letter.  A letter from Ernst & Young, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same reasonably form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k)                                  Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Investment Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)          Indemnification of Underwriters.  The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Rule 482 Statement, if any, the Prospectus or the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus.

(b)                                 Indemnification of Fund, Investment Adviser, Trustees and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Investment Adviser, their respective trustees, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by such Underwriter through Merrill Lynch expressly for use in the Registration Statement or such preliminary prospectus or the Prospectus.

(c)                                  Indemnification for Marketing Materials.  In addition to the foregoing indemnification, the Fund and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Adviser.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                                Contribution.

(a)                                  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, claims, damages, liabilities or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.  The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)                                 The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of the losses, claims, damages, liabilities and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Fund and each director of the Investment Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Investment Adviser, respectively.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Investment Adviser, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Tax Disclosure.

Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.                          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the

Underwriters shall be directed to the Representatives, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or the Investment Adviser shall be directed, as appropriate, to the office of Delaware Management Company at 2005 Market Street, Philadelphia, PA 19103, Attention: General Counsel.

SECTION 13.                          Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Investment Adviser and their respective partners and successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Investment Adviser and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Investment Adviser and their respective partners and successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                          No Fiduciary Relationship.

The Fund acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.                          GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.                          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.                          Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Investment Adviser in accordance with its terms.

Very truly yours,

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

By:
Name:
Title:

DELAWARE MANAGEMENT COMPANY, A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

A.G. EDWARDS & SONS, INC.

ROBERT W. BAIRD & CO. INCORPORATED

FERRIS, BAKER WATTS, INCORPORATED

JANNEY MONTGOMERY SCOTT LLC

LADENBURG THALMANN & CO. INC.

OPPENHEIMER & CO. INC.

WEDBUSH MORGAN SECURITIES INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

For themselves and as Representatives of the
other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Robert W. Baird & Co. Incorporated
Ferris, Baker Watts, Incorporated
Janney Montgomery Scott LLC
Ladenburg Thalmann & Co. Inc.
Oppenheimer & Co. Inc.
Wedbush Morgan Securities Inc.

Total

Sch A-1

SCHEDULE B

Common Shares of Beneficial Interest
(No Par Value)

1.  The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $20.00.

2.  The purchase price per share for the Securities to be paid by the several Underwriters shall be $19.10, being an amount equal to the initial public offering price set forth above less $.90 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

Oral Information, if any, such as pricing information and other material information not included in the preliminary prospectus, included as part of the General Disclosure Package

Sch B-1

Exhibit A

FORM OF OPINION OF FUND’S
COUNSEL TO BE DELIVERED PURSUANT TO
SECTION 5(b)

A-1

Exhibit B

FORM OF OPINION OF COUNSEL FOR UNDERWRITERS
TO BE DELIVERED PURSUANT TO
SECTION 5(c)

B-1